        IMMEDIATE                                                  July 10, 1997



J.P. MORGAN REPORTS 1997 SECOND QUARTER RESULTS

J.P. Morgan & Co. Incorporated reported net income of $374 million in the second quarter of 1997, compared with $440 million in the second quarter of 1996. Earnings per share for the quarter were $1.85, compared with $2.14 a year ago. Net income for the first six months of 1997 totaled $798 million, down from $879 million in 1996. Earnings per share in the first six months were $3.89 versus $4.28 a year ago.

"Morgan's global business gained momentum through the second quarter, after a slow start," said Douglas A. Warner III, chairman. "While proprietary results were down, revenues from client-related activities rose and investment banking performance was our strongest to date."

    SECOND QUARTER 1997 RESULTS AT A GLANCE

                                                                                              First
                                                                   Second quarter           quarter
          -----------------------------------------------------------------------------------------
          In millions of dollars, except per share data          1997           1996           1997
          -----------------------------------------------------------------------------------------
          Revenues                                            $ 1,791        $ 1,761        $ 1,833
          Operating expenses                                   (1,241)        (1,104)        (1,191)
          Income taxes                                           (176)          (217)          (218)
          -----------------------------------------------------------------------------------------
          Net income                                              374            440            424
          Net income per share                                $  1.85        $  2.14        $  2.04
          -----------------------------------------------------------------------------------------
          Dividends declared per share                        $  0.88        $  0.81        $  0.88

    REVENUES were up slightly in the second quarter from a year ago.

    - Finance and Advisory revenues rose 13% to $481 million on strong results from advisory activities and debt and equity underwriting.

    - Market Making revenues were $648 million, up from $639 million a year ago, as increases in equities outpaced declines in global fixed income results.

    - Asset Management and Servicing revenues increased 12% to $392 million, reflecting growth in investment management and private client activities.

    -     Equity Investments revenues were $124 million versus $126 million.

    - Proprietary Investing and Trading revenues declined to $116 million from $216 million.

    OPERATING EXPENSES rose 12% in the 1997 second quarter from a year ago. The increase reflected planned spending in areas targeted for growth and included a charge of $28 million incurred in connection with the renovation of office space in New York.

The remainder of this release contains information on specific areas of results, a financial summary, and the consolidated financial statements. A summary of business sector results is included on page 10.
--------------------------------------------------------------------------------
Press contact:                   Joseph M. Evangelisti              212/648-9589
Investor contact:                Ann B. Patton                      212/648-9446

REVENUES BY BUSINESS SECTOR

REVENUES were $1.791 billion in the second quarter, compared with $1.761 billion in the year-ago quarter.

Revenues from client-focused activities, which are reported in the Finance and Advisory, Market Making, and Asset Management and Servicing sectors, totaled $1.521 billion, up 7% from $1.416 billion a year ago. Revenues from Equity Investments and Proprietary Investing and Trading activities declined to $240 million from $342 million in 1996.

FINANCE AND ADVISORY (Advisory, Debt and Equity Underwriting, and Credit) revenues increased 13% to $481 million, reflecting continued growth across investment banking activities.

Revenues from advisory services and debt and equity underwriting in both developed and emerging markets increased 31% to $255 million. The market for advisory and underwriting activity remained strong, and Morgan assisted clients in a number of the quarter's notable transactions. Revenues from global credit activities were $226 million, essentially unchanged from a year ago.

For the first half of 1997, Securities Data Co. ranked J.P. Morgan fifth in U.S. debt and equity underwriting, up from sixth a year ago. Morgan ranked seventh in completed mergers and acquisitions transactions worldwide, unchanged from the first six months of 1996.

MARKET MAKING (Fixed Income, Equities, Foreign Exchange, and Commodities) revenues totaled $648 million compared with $639 million a year ago. After a brief slowdown caused by the mid-March directional shift in U.S. monetary policy, financial markets worldwide generally gained strength in the second quarter.

Fixed income revenues in developed markets were $267 million, compared with $277 million in the 1996 second quarter.

In emerging markets, revenues were $123 million, down from $151 million a year ago. Revenue increases in local market activities in Eastern Europe and Asia were more than offset by lower revenues from external debt trading.

In equities, market making revenues were up 20% to $158 million. Equity derivative revenues grew and equity commissions increased sharply, primarily reflecting growing market share on U.S. and European exchanges.

Foreign exchange revenues rose 4% to $84 million. Commodities revenues were $16 million versus a loss of $2 million a year ago.

ASSET MANAGEMENT AND SERVICING (Investment Management, Private Client Services, Futures and Options Brokerage, and Euroclear System) revenues rose 12% to $392 million in the second quarter from a year ago. Revenues generated from institutional investment management activities and services for private clients increased 10% to $256 million. Assets under management were approximately $234 billion at June 30, 1997. Futures and Options Brokerage as well as Euroclear-related revenues also increased.

Private clients accounted for approximately $145 million of revenues from the firm's client-focused activities in the second quarter, up 15% from 1996, $45 million of which is recorded in the Finance and Advisory and Market Making sectors.

EQUITY INVESTMENTS (Equity Portfolio Management for Morgan's own account) reported revenues of $124 million in the second quarter, compared with $126 million a year ago. Included in reported revenues were net gains of $118 million, primarily related to the sale of equity investments in the communications and insurance industries. A year ago, net gains were also $118 million. On a total return basis, combining reported revenues with the change in net unrealized appreciation, Equity Investments earned $212 million in the 1997 second quarter, primarily related to insurance industry investments. A year ago, total return was $103 million.

PROPRIETARY INVESTING AND TRADING (Market Risk Positioning and Capital and Liquidity Management) revenues totaled $116 million for the 1997 second quarter, compared with $216 million a year ago. Trading losses were $17 million, compared with gains of $128 million in the 1996 second quarter. Total return - reported revenues plus the change in net unrealized appreciation - for the 1997 second quarter was $59 million, compared with $89 million in 1996.

OPERATING EXPENSES

Operating expenses increased 12% to $1.241 billion in the 1997 second quarter and included a charge of $28 million incurred in connection with the renovation of office space in New York. Expense increases were concentrated in two business sectors - Finance and Advisory, and Asset Management and Servicing - where Morgan is investing to expand market share and business capacity. Higher levels of business activity also contributed to the overall rise in expenses, as did initiatives to prepare for the year 2000 and the anticipated conversion to a single European currency.

At June 30, 1997, staff totaled 15,776 employees, compared with 15,391 employees at June 30, 1996.

Income tax expense in the second quarter totaled $176 million, based on an effective tax rate of 32%, compared with 33% in the year-earlier quarter.

ASSETS

Total assets were $250 billion at June 30, 1997, compared with $226 billion at March 31, 1997.

At June 30, 1997, the aggregate allowance for credit losses was $1.110 billion versus $1.113 billion at March 31, 1997. Nonperforming assets decreased to $108 million at June 30, 1997, from $110 million at March 31, 1997, as assets newly classified as nonperforming were more than offset by assets returned to performing status, repayments, and charge-offs. No provision for credit losses was deemed necessary in the 1997 second quarter.

CAPITAL

At June 30, 1997, J.P. Morgan's estimated tier 1 and total risk-based capital ratios were 8.0% and 11.3%, respectively, compared with tier 1 and total risk-based capital ratios of 8.7% and 12.4%, respectively, at March 31, 1997. The leverage ratio was 5.9% at both June 30, 1997, and March 31, 1997.

At June 30, 1997, stockholders' equity included approximately $518 million of net unrealized appreciation on debt investment and marketable equity investment securities, net the related deferred tax liability of $310 million. This compares with $402 million of net unrealized appreciation at March 31, 1997, net the related deferred tax liability of $227 million. The net unrealized appreciation on debt investment securities was $294 million and $243 million at June 30, 1997 and March 31, 1997, respectively. The net unrealized appreciation on marketable equity investment securities was $534 million at June 30, 1997, and $386 million at March 31, 1997.

During the second quarter of 1997, the firm completed the purchase of J.P. Morgan common stock in the open market pursuant to the Board of Directors' December 1996 authorization of the purchase of up to $750 million of shares. In addition, the firm continues its program of purchasing J.P. Morgan shares to lessen the dilutive impact on earnings per share of the firm's employee benefit plans.


                                    #   #   #

J.P. Morgan is a leading global financial firm that meets critical financial needs for business enterprises, governments, financial institutions, and individuals. The firm advises on corporate strategy and structure, raises capital, makes markets in financial instruments, and manages investment assets. Morgan also commits its own capital to promising enterprises and invests and trades to capture market opportunities.

Attached are the financial summary; interim consolidated financial statements, which are unaudited; summary of sector results; trading and investment banking revenue tables; and asset quality tables. J.P. Morgan news releases, including quarterly financial results, are available on the Internet at www.jpmorgan.com.

FINANCIAL SUMMARY
J. P. Morgan & Co. Incorporated
--------------------------------------------------------------------------------
Dollars in millions, except per share data

                                                                                       First
                                                         Second Quarter               Quarter                Six Months
                                                  ----------------------------     ------------    -----------------------------
                                                      1997            1996             1997            1997             1996
                                                  ------------------------------------------------------------------------------
Net Income                                        $        374    $        440     $        424    $        798     $        879

PER COMMON SHARE
Net income (a)                                    $       1.85    $       2.14     $       2.04    $       3.89     $       4.28
Dividends declared                                        0.88            0.81             0.88            1.76             1.62
Book value                                               55.37           52.40            54.05
--------------------------------------------------------------------------------------------------------------------------------
Weighted-average number of common and
     common equivalent shares outstanding          198,148,923     202,063,927      203,137,598     200,750,906      202,048,817
--------------------------------------------------------------------------------------------------------------------------------
Dividends declared on common stock                $        158    $        151     $        160    $        318     $        303
Dividends declared on preferred stock                        9               8                9              18               16

SELECTED RATIOS
Annualized rate of return on average
     common stockholders' equity                          14.1%           17.1%            15.7%           14.9%            17.1%
As % of period-end total assets:
     Common equity                                         4.3%            5.2%             4.6%
     Total equity                                          4.5             5.5              4.9

Regulatory capital ratios (b)
     Tier 1 risk-based capital ratio                       8.0%            8.2%             8.7%
     Total risk-based capital ratio                       11.3            11.7             12.4
     Leverage ratio                                        5.9             6.3              5.9
--------------------------------------------------------------------------------------------------------------------------------
AVERAGE BALANCES
     Debt investment securities (c)               $     22,946    $     25,880     $     25,452    $     24,192     $     25,096
     Loans                                              29,434          28,514           28,702          29,070           27,920
     Total interest-earning assets                     194,832         167,087          189,516         192,189          164,854
     Total assets                                      243,225         209,691          236,079         239,672          207,284
     Total interest-bearing liabilities                185,465         158,123          182,059         183,772          156,448
     Total liabilities                                 232,118         198,807          224,684         228,421          196,504
     Common stockholders' equity                        10,413          10,190           10,701          10,557           10,127
     Total stockholders' equity                         11,107          10,884           11,395          11,251           10,780

Net interest earnings (fully taxable basis)                513             419              470             983              837
Net yield on interest-earning assets                      1.06%           1.01%            1.01%           1.03%            1.02%
--------------------------------------------------------------------------------------------------------------------------------
Employees at period-end                                 15,776          15,391           15,483
--------------------------------------------------------------------------------------------------------------------------------

(a) Earnings per share amounts represent both primary and fully diluted earnings per share, except for the three months ended June 30, 1997 and the six months ended June 30, 1996. Fully diluted earnings per share were $1.84 and $4.27 for the three months ended June 30, 1997 and the six months ended June 30, 1996, respectively.

(b) In accordance with the Federal Reserve Board guidelines, these ratios exclude the equity, assets, and off-balance-sheet exposures of J.P. Morgan Securities, Inc. and the effect of SFAS No. 115. Risk-based capital ratios for June 30, 1997, are estimates.

(c) Average debt investment securities are computed based on historical amortized cost, excluding the effects of SFAS No. 115 adjustments.

CONSOLIDATED STATEMENT OF INCOME
J.P. Morgan & Co. Incorporated
--------------------------------------------------------------------------------

In millions, except per share data


                                                               Three months ended
                                        ----------------------------------------------------------------
                                        June 30      June 30        Increase/     March 31     Increase/
                                           1997         1996       (Decrease)         1997    (Decrease)
                                        ----------------------------------------------------------------
NET INTEREST REVENUE
Interest revenue                         $3,029       $2,559         $   470        $2,892      $   137
Interest expense                          2,534        2,162             372         2,442           92
-------------------------------------------------------------------------------------------------------
Net interest revenue                        495          397              98           450           45

NONINTEREST REVENUE
Trading revenue                             477          697            (220)          697         (220)
Investment banking revenue                  294          210              84           226           68
Investment management revenue               199          172              27           184           15
Fees and commissions                        156          142              14           148            8
Investment securities revenue               114           72              42            61           53
Other revenue                                56           71             (15)           67          (11)
-------------------------------------------------------------------------------------------------------
Total noninterest revenue                 1,296        1,364             (68)        1,383          (87)

Total revenue                             1,791        1,761              30         1,833          (42)

OPERATING EXPENSES
Employee compensation and benefits          734          737              (3)          766          (32)
Net occupancy                               104           76              28            73           31
Technology and communications               240          158              82           203           37
Other expenses                              163          133              30           149           14
-------------------------------------------------------------------------------------------------------
Total operating expenses                  1,241        1,104             137         1,191           50

Income before income taxes                  550          657            (107)          642          (92)
Income taxes                                176          217             (41)          218          (42)
-------------------------------------------------------------------------------------------------------
Net income                                  374          440             (66)          424          (50)

PER COMMON SHARE
Net income (a)                           $ 1.85       $ 2.14          ($0.29)       $ 2.04       ($0.19)
Dividends declared                         0.88         0.81            0.07          0.88           --
-------------------------------------------------------------------------------------------------------

(a) See Financial Summary for per common share data assuming full dilution.

CONSOLIDATED STATEMENT OF INCOME
J.P. Morgan & Co. Incorporated
--------------------------------------------------------------------------------

In millions, except per share data

                                                 Six months ended
                                        ---------------------------------
                                        June 30      June 30    Increase/
                                           1997         1996    (Decrease)
                                        ---------------------------------
NET INTEREST REVENUE
Interest revenue                         $5,921       $5,113      $   808
Interest expense                          4,976        4,320          656
-------------------------------------------------------------------------
Net interest revenue                        945          793          152

NONINTEREST REVENUE
Trading revenue                           1,174        1,455         (281)
Investment banking revenue                  520          411          109
Investment management revenue               383          329           54
Fees and commissions                        304          293           11
Investment securities revenue               175          150           25
Other revenue                               123           70           53
-------------------------------------------------------------------------
Total noninterest revenue                 2,679        2,708          (29)

Total revenue                             3,624        3,501          123

OPERATING EXPENSES
Employee compensation and benefits        1,500        1,467           33
Net occupancy                               177          149           28
Technology and communications               443          316          127
Other expenses                              312          257           55
-------------------------------------------------------------------------
Total operating expenses                  2,432        2,189          243

Income before income taxes                1,192        1,312         (120)
Income taxes                                394          433          (39)
-------------------------------------------------------------------------
Net income                                  798          879          (81)

PER COMMON SHARE
Net income (a)                           $ 3.89       $ 4.28       ($0.39)
Dividends declared                         1.76         1.62         0.14
-------------------------------------------------------------------------

(a) See Financial Summary for per common share data assuming full dilution.

CONSOLIDATED BALANCE SHEET
J.P. Morgan & Co. Incorporated
--------------------------------------------------------------------------------


Dollars in millions                                                                      June 30      March 31      December 31
                                                                                            1997          1997             1996
                                                                                        ---------------------------------------
ASSETS
Cash and due from banks                                                                 $    752       $  1,174         $    906
Interest-earning deposits with banks                                                       2,054          1,955            1,908
Debt investment securities available-for-sale carried at fair value
   (cost: $24,642 at June 1997, $23,416
   at March 1997, and $24,610 at December 1996)                                           24,936         23,659           24,865
Trading account assets, net of allowance for credit losses of $350                       105,825         89,417           90,980
Securities purchased under agreements to resell ($36,425 at June 1997,
   $35,034 at March 1997, and $32,455 at December 1996)
   and federal funds sold                                                                 36,425         35,108           32,505
Securities borrowed                                                                       37,837         31,981           27,931
Loans, net of allowance for credit losses of $560 at June 1997, $563
   at March 1997, and $566 at December 1996                                               28,734         28,890           27,554
Customers' acceptance liability                                                              175            257              212
Accrued interest and accounts receivable                                                   4,446          5,569            3,789
Premises and equipment                                                                     3,194          3,160            3,137
Less: accumulated depreciation                                                             1,353          1,313            1,272
--------------------------------------------------------------------------------------------------------------------------------
Premises and equipment, net                                                                1,841          1,847            1,865
Other assets                                                                               7,465          6,525            9,511
--------------------------------------------------------------------------------------------------------------------------------
Total assets                                                                             250,490        226,382          222,026
--------------------------------------------------------------------------------------------------------------------------------
LIABILITIES
Noninterest-bearing deposits:
   In offices in the U.S.                                                                  1,235          1,219            1,501
   In offices outside the U.S.                                                               641            806              708
Interest-bearing deposits:
   In offices in the U.S.                                                                  9,274         10,293            7,103
   In offices outside the U.S.                                                            45,827         41,253           43,412
--------------------------------------------------------------------------------------------------------------------------------
Total deposits                                                                            56,977         53,571           52,724
Trading account liabilities                                                               59,436         55,338           50,919
Securities sold under agreements to repurchase ($64,322 at June 1997,
   $55,448 at March 1997, and $56,117 at December 1996)
   and federal funds purchased                                                            67,464         60,155           61,429
Commercial paper                                                                           4,289          4,023            4,132
Other liabilities for borrowed money                                                      19,615         19,948           19,948
Accounts payable and accrued expenses                                                      7,025          4,825            5,935
Liability on acceptances                                                                     175            257              212
Long-term debt not qualifying as risk-based capital                                       14,890         10,855            9,411
Other liabilities, including allowance for credit losses of $200                           4,000            986            1,442
--------------------------------------------------------------------------------------------------------------------------------
                                                                                         233,871        209,958          206,152
Long-term debt qualifying as risk-based capital                                            4,121          4,118            3,692
Company-obligated mandatorily redeemable preferred securities of subsidiaries              1,150          1,150              750
--------------------------------------------------------------------------------------------------------------------------------
Total liabilities                                                                        239,142        215,226          210,594

STOCKHOLDERS' EQUITY
Preferred stock (authorized shares: 10,400,000)
   Adjustable rate cumulative preferred stock, $100 par value
    (issued and outstanding: 2,444,300)                                                      244            244              244
   Variable cumulative preferred stock, $1,000 par value
    (issued and outstanding: 250,000)                                                        250            250              250
   Fixed cumulative preferred stock, $500 par value
     (issued and outstanding: 400,000)                                                       200            200              200
Common stock, $2.50 par value (authorized shares: 500,000,000;
   issued: 200,689,973 at June 1997, 200,689,373 at March 1997
   and 200,688,123 at December 1996)                                                         502            502              502
Capital surplus                                                                            1,402          1,413            1,446
Retained earnings                                                                          9,085          8,883            8,635
Net unrealized gains on investment securities, net of taxes                                  518            402              464
Other                                                                                        968            864              826
--------------------------------------------------------------------------------------------------------------------------------
                                                                                          13,169         12,758           12,567
Less: treasury stock (21,633,098 shares at June 1997, 19,562,782
   at March 1997 and 15,765,455 at December 1996) at cost                                  1,821          1,602            1,135
--------------------------------------------------------------------------------------------------------------------------------
Total stockholders' equity                                                                11,348         11,156           11,432
--------------------------------------------------------------------------------------------------------------------------------
Total liabilities and stockholders' equity                                               250,490        226,382          222,026
--------------------------------------------------------------------------------------------------------------------------------

CONSOLIDATED STATEMENT OF CONDITION
Morgan Guaranty Trust Company of New York
--------------------------------------------------------------------------------

Dollars in millions                                                                          June 30      December 31
                                                                                                1997             1996
                                                                                           --------------------------
ASSETS
Cash and due from banks                                                                    $     718        $     920
Interest-earning deposits with banks                                                           2,056            1,910
Debt investment securities available-for-sale carried at fair value                           23,827           23,510
Trading account assets, net of allowance for credit losses of $350                            84,442           72,549
Securities purchased under agreements to resell, securities borrowed
   and federal funds sold                                                                     38,468           27,762
Loans, net of allowance for credit losses of $558 at June 1997 and $565
   at December 1996                                                                           28,560           27,378
Customers' acceptance liability                                                                  175              212
Accrued interest and accounts receivable                                                       3,429            3,470
Premises and equipment                                                                         2,858            2,812
Less: accumulated depreciation                                                                 1,185            1,116
---------------------------------------------------------------------------------------------------------------------
Premises and equipment, net                                                                    1,673            1,696
Other assets                                                                                   5,144            5,406
---------------------------------------------------------------------------------------------------------------------
Total assets                                                                                 188,492          164,813
---------------------------------------------------------------------------------------------------------------------
LIABILITIES
Noninterest-bearing deposits:
   In offices in the U.S.                                                                      1,235            1,495
   In offices outside the U.S.                                                                   662              749
Interest-bearing deposits:
   In offices in the U.S.                                                                      9,285            7,114
   In offices outside the U.S.                                                                46,711           43,716
---------------------------------------------------------------------------------------------------------------------
Total deposits                                                                                57,893           53,074
Trading account liabilities                                                                   49,908           44,039
Securities sold under agreements to repurchase and federal funds purchased                    35,061           30,787
Other liabilities for borrowed money                                                          12,678           13,215
Accounts payable and accrued expenses                                                          5,063            4,203
Liability on acceptances                                                                         175              212
Long-term debt not qualifying as risk-based capital                                           11,500            5,436
Other liabilities, including allowance for credit losses of $200                               3,257              977
---------------------------------------------------------------------------------------------------------------------
                                                                                             175,535          151,943
Long-term debt qualifying as risk-based capital                                                2,817            2,979
---------------------------------------------------------------------------------------------------------------------

Total liabilities                                                                            178,352          154,922

STOCKHOLDER'S EQUITY
Preferred stock, $100 par value (authorized shares: 2,500,000)                                    --               --
Common stock, $25 par value (authorized shares: 11,000,000; outstanding: 10,599,027)             265              265
Surplus                                                                                        3,155            3,155
Undivided profits                                                                              6,578            6,334
Net unrealized gains on investment securities, net of taxes                                      156              149
Foreign currency translation                                                                     (14)             (12)
---------------------------------------------------------------------------------------------------------------------
Total stockholder's equity                                                                    10,140            9,891
---------------------------------------------------------------------------------------------------------------------
Total liabilities and stockholder's equity                                                   188,492          164,813
---------------------------------------------------------------------------------------------------------------------

Member of the Federal Reserve System and the Federal Deposit Insurance Corporation.

SUMMARY OF SECTOR RESULTS
J.P. Morgan & Co. Incorporated
--------------------------------------------------------------------------------

                                              Asset         TOTAL
                       Finance              Manage-       CLIENT-     Equity    Proprietary          TOTAL
                           and    Market   ment and       FOCUSED    Invest-      Investing    PROPRIETARY    Corporate    CONSOL-
In millions           Advisory    Making  Servicing    ACTIVITIES      ments    and Trading     ACTIVITIES        Items     IDATED
---------------------------------------------------------------------------------------------------------------------------------
SECOND QUARTER 1997

Total revenues            $481      $648       $392        $1,521       $124           $116           $240          $30     $1,791
Total expenses             351       455        320         1,126         11             45             56           59      1,241
----------------------------------------------------------------------------------------------------------------------------------

Pretax income              130       193         72           395        113             71            184          (29)       550
----------------------------------------------------------------------------------------------------------------------------------

SECOND QUARTER 1996

Total revenues             426       639        351         1,416        126            216            342            3      1,761
Total expenses             268       441        274           983          8             40             48           73      1,104
----------------------------------------------------------------------------------------------------------------------------------

Pretax income              158       198         77           433        118            176            294          (70)       657
----------------------------------------------------------------------------------------------------------------------------------

SIX MONTHS 1997

Total revenues             932     1,381        767         3,080        173            392            565          (21)     3,624
Total expenses             653       929        620         2,202         18             91            109          121      2,432
----------------------------------------------------------------------------------------------------------------------------------

Pretax income              279       452        147           878        155            301            456         (142)     1,192
----------------------------------------------------------------------------------------------------------------------------------

SIX MONTHS 1996

Total revenues             842     1,410        696         2,948        192            431            623          (70)     3,501
Total expenses             527       851        545         1,923         16             76             92          174      2,189
----------------------------------------------------------------------------------------------------------------------------------

Pretax income              315       559        151         1,025        176            355            531         (244)     1,312
----------------------------------------------------------------------------------------------------------------------------------

BUSINESS SECTORS:

We describe the activities of J.P. Morgan using five business sectors. Three of these sectors - Finance and Advisory, Market Making, and Asset Management and Servicing - focus on services we provide for clients. Two sectors comprise proprietary activities that we conduct exclusively for our own account: Equity Investments and Proprietary Investing and Trading. The Finance and Advisory sector includes results of our Advisory, Debt and Equity Underwriting, and Credit activities. The Market Making sector includes results of our Fixed Income, Equities, Foreign Exchange, and Commodities activities, including positions taken to facilitate client transactions. The Asset Management and Servicing sector includes results of our Investment Management, Private Client Services, Futures and Options Brokerage, and Euroclear System activities. The Equity Investments sector includes results from our proprietary equity investment portfolio management activities and the Proprietary Investing and Trading sector includes results from our market risk positioning and capital and liquidity management activities. Corporate Items includes revenues and expenses that have not been allocated to the five business sectors, intercompany eliminations, the taxable-equivalent adjustment, and the results of sold or discontinued businesses. For a complete description of our business sectors, please refer to the J.P. Morgan & Co. Incorporated 1996 Annual Report.


METHODOLOGY:

The firm's management reporting system and policies were used to determine the revenues and expenses directly attributable to each business sector. Earnings on stockholders' equity were allocated based on management's assessment of the inherent risk of the components of each sector. In addition, certain overhead expenses not allocated for management reporting purposes were allocated to each business sector. Overhead expenses were allocated based primarily on staff levels and represent costs associated with various support functions that exist for the benefit of the firm as a whole. Certain prior year amounts have been reclassified to conform with the 1997 presentation.

TRADING REVENUE
J.P. Morgan & Co. Incorporated
--------------------------------------------------------------------------------


Dollars in millions

-----------------------------------------------------------------------------------------------------------------------
                                     FIXED                      FOREIGN                       PROPRIETARY
                                     INCOME      EQUITIES      EXCHANGE      COMMODITIES         TRADING          TOTAL
-----------------------------------------------------------------------------------------------------------------------
Second Quarter 1997                    $250          $170          $72               $2              ($17)         $477


Second Quarter 1996                     331           124          109                5               128           697


Six Months 1997                         596           281          192               15                90         1,174


Six Months 1996                         864           218          177               39               157         1,455

-----------------------------------------------------------------------------------------------------------------------



INVESTMENT BANKING REVENUE
J.P. Morgan & Co. Incorporated
--------------------------------------------------------------------------------


Dollars in millions

-----------------------------------------------------------------------------------------------------------------
                                                  ADVISORY AND              UNDERWRITING         TOTAL INVESTMENT
                                                SYNDICATION FEES              REVENUE            BANKING REVENUE
-----------------------------------------------------------------------------------------------------------------
Second Quarter 1997                                      $154                    $140                   $294


Second Quarter 1996                                        99                     111                    210


Six Months 1997                                           283                     237                    520


Six Months 1996                                           235                     176                    411

-----------------------------------------------------------------------------------------------------------------

ASSET QUALITY
J.P. Morgan & Co. Incorporated
--------------------------------------------------------------------------------


NONPERFORMING ASSETS

                                                   June 30          March 31          December 31         June 30
Dollars in millions                                   1997              1997                 1996            1996
                                                   --------         ---------         ------------        --------
Impaired loans:
   Commercial and industrial                         $  60             $  55                $  89           $  96
   Other                                                44                34                   29              36
------------------------------------------------------------------------------------------------------------------
                                                       104                89                  118             132

Restructuring countries                                  2                 2                    2               2
------------------------------------------------------------------------------------------------------------------

Total impaired loans                                   106                91                  120             134

Other nonperforming assets                               2                19                    -               -
------------------------------------------------------------------------------------------------------------------

Total nonperforming assets                             108               110                  120             134
------------------------------------------------------------------------------------------------------------------



AGGREGATE ALLOWANCE FOR CREDIT LOSSES

                                                    June 30         March 31         December 31           June 30
Dollars in millions                                    1997             1997                1996              1996
                                                    --------        ---------        ------------          -------
Aggregate allowance for credit losses                $1,110           $1,113              $1,116            $1,125
-------------------------------------------------------------------------------------------------------------------


                                                          Second Quarter                          Six Months
                                                      ----------------------               -----------------------
                                                       1997             1996                1997              1996
                                                      ----------------------               ------------------------
Charge-offs:
   Commercial and industrial                            ($8)             ($1)               ($21)             ($16)
   Other                                                 (7)               -                  (7)               (3)
Recoveries                                               12                9                  22                14
-------------------------------------------------------------------- -----------------------------------------------